Exhibit 99.1

Vanessa:
Welcome to the car charging investors conference call. My name is Vanessa and I will be your operator for today's call. At this time all participants are in a listen only mode, later we will conduct a question and answer session. Please note that this conference is being recorded. I will now read the company's safe-harbor statement. This call may include forward looking statements as defined within section 27A of the Securities Act of 1933 as amended, and section 21E of the Securities Exchange Act of 1934 as amended. By their nature, forward looking statements and forecasts, involve risks and uncertainties, because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group Incorporated and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward looking statements. The company undertakes no obligation to update or revise forward looking statements to reflect change condition. I will now turn the call over to Michael Farkas co-founder and CEO, mister Farkas you may begin.

Michael Farkas:
Thank you. Hello everybody. First I'd like to say thank you for joining the call, there's been some interesting developments in our business recently as well as just a fulfillment of our goals since we founded the company. Before the close of the stock market we released a news announcement of our successful bid for ECOtality’s charging assets which included the Blink Network, over 12,000 charging stations that are both in the public and in the residential markets as well as forming relationships and so on. And we believe that it fulfills a substantial amount of what we've been trying to accomplish, which is growing organically as well as through acquisitions. We've got an amazing development in regards to additional property owner partners, such as we released [inaudible 00:02:26], as well as others, and we're continuously going out there and building our business and it’s two folds.

It’s not only going out there and finding great transactions, like ECOtality, we're going out there and developing amazing relationships with different property owners and hardware vendors, against that effect. And we've been very successful in doing so, and I have to, I raise my hat to my team, they've done an amazing job, for a company such as ours and such a small period of time table to grow as fast as we have and they've done an amazing job. I typically, when I speak to investors, I feel Q and A is probably a lot more productive then just going on and talking about the industry. But I wanted to sit and really tell everyone what's going on, with the industry itself, not just what we're doing. Recently BMW came out and said they were going to electrify every single one of their cars.

Volkswagen and Audi said that beforehand. We have cars that are coming out from Kia, from the low end, as well as we see the amazing developments with Tesla and how many cars they’re selling. Bottom line right now, we are an amazing physician to really benefit from all the electrification of the automobile that's going on. We're not only seeing lower end cars with Leafs and the Volts. We’re seeing across the board cars are that are going to be for everyone. And it's an amazing thing right now where when you look at all the benefits, of an easy over internal combustion engine car, there's just so many of them. Going from the environment which is a concern for everybody, but also financial. If you look at what it cost you to operate EV versus internal combustion engine, the value proposition is so [unclear 00:04:10] to EV. If you look at safety, the safety of the car, it's just a much safer car because of the way it's designed in physics. And that's what we're seeing. We're seeing the ability of taking a much better product which is an EV versus an internal combustion engine car. It's almost a change from going from a horse and buggy to an automobile. And we're seeing that take place and we’re seeing an amazing growth rate is EV’s. What I'd like to do now is just take a little bit of a Q and A and open up to some questions that people may have.

Vanessa:
And thank you, if you have a question, please press star then 1 on your touch tone phone, if you're using a speaker phone, you may need to pick up the handset first before pressing the number. Once again, if you have a question please press star then 1 on your touch tone phone. And I see we have our first question from Jason Lowe. Please go ahead.

Jason Lowe:
Hey Michael, I wanted to first of all congratulate you on the acquisition of the Blink Network. I was hoping you might be able to help us understand the Nissan deal that you did a few months ago, do you have plans with other deals like that, going forward, and are you working on anything else of corporate nature without discussing obviously any particulars, things that might lead to increased stable recurring revenue? Thank you.

Michael Farkas:
In regard to our relationship with Nissan it's several fold. Number one, it's given us marketing allowance which has really assisted us in blowing out the EC Fast Chargers. Another good fact of our relationship is when EV started to be sold; the biggest issue, and even until today is range anxiety, is the inability to charge your car once you're out of your home. And an even bigger issue is the fact that if you don't live in an area where you have a single family home or a dedicated parking space, if there's no infrastructure, you can't buy an EV because you can't charge your car.

So, our relationship with Nissan deals with a lot of those issues. When someone walks into a Nissan dealership, to our relationship, Nissan will be offering access to our charging stations. So if you walk into a Nissan dealership and say hey I want to buy an EV, and if they say okay, where are we going to install this charging station, and you tell them I live in an apartment building in Manhattan, or I live in a multi-family property in LA, or San Francisco, they're eager to go ahead and give you a brochure in our 5E car information, on our infrastructure so that they can charge at our location, and if there's nothing in that area, Nissan will then come to us and say, hey we have a demand, do you want to go out there and look at your locations that you have in the area and see if you can install infrastructure for that. So what that does, is it creates an immediate demand for the consumer for us, to use our services. Again, this is something that's not only in discussions with Nissan, we have some other relationships with other manufacturers to be more formalized in the future, but ultimately, every single auto manufacturer has to be able to go ahead and offer charging services or at least open up the eyes of their consumers that there's charging services available in their areas.

It's even a reason why Tesla went ahead and started offering super charging services along highway routes. Because of the understanding that Elon must have that, hey people have an issue with range anxiety. The American people like driving from LA to San Francisco, or from New York to Boston, or from Chicago, where ever it may be, so what they did is they went ahead and they installed infrastructure along highway routes. The good thing for us is it's not compatible with any cars besides Tesla's. And the good thing about our hardware is it's compatible with all cars, and with Tesla's. But Tesla showed that they needed infrastructure in order to sell their cars, and although they’re only looking to have a hundred super charging stations throughout the Americas, we know that's not nearly enough in order for them to support the cars that they want to sell. And ultimately when we're able to support their services nationwide, I have a good feeling although I'm not stating any fact that I don't believe Tesla wants to be in the charging station business. I think that they intend more to be in the selling of cars business.

Jason Lowe:
Thank you, that took away a lot of questions, what was your market share previous to this acquisition of Blink Network for the 20 biggest cities and obviously I assume that this helps you a little bit and secondly is a bit of a negative question and that is with all of the hybrid cars that are coming out, does that sort of reduce the demand and dampen the enthusiasm for all electric, so people don't really need you?

Michael Farkas:
In regards to the percentage of the market that we have, it's pretty substantial. We've acquired 3 companies in the past through our competitors, ECOtality is the fourth, and by far the largest out of them, and they’ve received almost 200 million dollars in government grants to build their network, to build their network and charging stations. And we were able to get it at a very good price. To pay the certain percentage of the market place right now hopefully we won't have the justice department knocking on our door pretty soon, but we we're pretty substantial in regards to that amount. In certain areas like New York City, the amount of contracts that we have with parking garage companies is substantial; I think it could be in the 70 to 80 percent, maybe even 90 percent penetration rate in New York City, with possible potential locations. And they're other cities we're not in, Chicago, we unfortunately lost the lawsuit although we are going to appeal, and we lost another 150 units. But we have 13, 13 and a half; 14 thousand charging stations on your network, 150 units in Chicago is not really that much and it's inconsequential. And besides the fact we've also got 2800 almost 2900 units in inventory that we purchased that we can launch in other areas, and fill any gaps that they have in our network over the next little while.

Jason Lowe:
[unclear 00:10:28 – 00:10: 30] You have the hybrids, I think that people, I think that’s a negative, the growth of hybrids, and that people won't be needing your services, if Toyota’s pushing the hybrids so much, rather than the all electrics, so that’ll actually reduce potential demand for your services.

Michael Farkas:
That definitely is a valid point. But you have to look at the growth rate and update of the industry. If you look at the first two, three years of hybrid adaption versus EV adaption, EV adaption update is much faster. If you put them on the timeline from the time two cars were available, which were the Honda Insight and the Toyota Prius, similar in EV’s, you have the Nissan Leaf and the Chevy Volt. The sales of EV’s are out-pacing the sales of hybrids, in their first couple of years. The hybrid’s really the stopgap technology, integrating electrics with an engine. But Tesla has proven without a question, we don't need that anymore, and as more efficiencies on the marketplace for the [inaudible 00:11:32] and as these ranges extend on these batteries cars travel longer, and the charging times are decreased, I really don't see the need for hybrids.

Obviously, in the electric car market, what I do see for in the market for is what's called Plug-in hybrids, where you have an engine if you need to go certain distances, when you have batteries that gives you enough range that the engine is just there as a generator. That I do believe is a huge market, and we're seeing that cause pretty much every manufacturer is moving towards that direction. And I think when we look down the road in 10 or 15 years from now, what we'll see is still internal combustion engine cars, maybe not to the same degree as we see today, but what you'll see really is fuel electrics, and plug-in hybrids. That’ll really be the market. So I don't really necessarily agree, I think Toyota investing in and sticking with the hybrid market, they were one of the inventors of that marketplace and they are definitely the leader. But it looks like the plug-in market is definitely going to overtake the hybrid market in short order.

Jason Lowe: Vanessa:	Thank you. And our next question comes from John Mustrom, please go ahead.

John Mustrom:
Yes Mr. Farkas, I was interested in your acquisition of ECOtality's assets are they not in bankruptcy and does that not have to be signed off by the bankruptcy court, and wouldn't the creditors have something to say about it?

Michael Farkas:
The Company has gone bankrupt, it went through the bankruptcy court and our transaction was approved by the judge. So we're buying assets that are clear. There are no liabilities against these assets. They went through the bankruptcy process ready.

John Mustrom:
Okay, so the judge has signed off on it and you all have the go ahead to acquire these assets for whatever amount you agreed upon, and you don't anticipate any problem from the creditors committee or anything of that nature?

Michael Farkas:
No, again, they've gone through the bankruptcy courts and we had specific terms and conditions to acquiring those assets. We were successful in our bid, we have not closed yet, but it was a bid that was accepted by the judge, the pricing was accepted by the judge, and we're going to be closing imminently, hopefully within the next little while, within days not in months or weeks.

John Mustrom:
Okay, and secondly, I noticed a significant decrease in your price per share over the last couple of weeks; do you have any particular inkling as to why with all this good news why something like that should be happening?

Michael Farkas:
I think 2 factors we need; actually it's probably 3 factors we need to take into consideration. Number 1, right before ECOtality came out with their disclosure of all their issues and their imminent bankruptcy, literally, that Friday I think our stock traded, I don’t know we were close, but I know we hit about $2 either that Thursday or Friday. As soon as that happened and ECOtality filed their notification of issues with the DOE, issues with hardware, all the disclosure that they filed, it negatively impacted our stock dramatically, and our stock just went down considerably, almost 50 percent in value.

`
Industries and sectors trade in tandem and that's really what happened here. And additionally once the Tesla fire happened it also affected our stock. Tesla is a much bigger company, people feel, it rebounded pretty much on its own, but we didn't as much. There's been a lot of confusion in our industry. People don't know what's going on. The media hasn't really figured it out. Wall Street hasn't really figured it out yet. They're still trying to figure it out how the model is going to be built, how does it work, is this business going to make money or not make money? The bottom line is, there is a very valid model to make money in this business, if you can; number one, not be stuck in having your entire fate dependent upon government financing, because if that's what you're relying upon, you're walking down a path of destruction. Number two, you can't just have a Field of Dreams model, you got to go out there and put units in the ground and hope to God that someone's going to come and use them one day. We did that a little bit in our beginning, we had a little bit more of a shotgun approach, now you got to mature a little bit and realize that you need to install hardware based upon demand. And even third so, our model is capital intensive for putting units in the ground, but once the units are in the ground, we only share money with our property owner partners if we make money, so if we need to stop growing, we don't fail, we just stop growing, and we wait for the market to pick itself up. So our model is definitely going to be the one that we believe is going to be the dominant market and model in the future and that's why we're still here and ECOtality is not buying us, and we're buying them. Ultimately once all the confusion is gone, and people look at the industry and realize, wow these cars are the need to travel, and the only thing that fuels these cars is electricity and someone's going to have to provide that electricity. And wow, there are 47 billion American households that don't have access to a dedicated parking space, and these people are going to want to drive EV’s, and once everyone realizes that and understands that, the volatility in the stock will dissipate.

John Mustrom:
Okay, I was just curious because at one point you all were at two dollars or something and now you’re, today I don't think you closed at 85 or 90 cents or whatever it is, and I understand the volatility. My last question for you sir, is that you touched on the Chicago market, do you have any plans, what are you going to do there, evidently I guess you lost a lawsuit or something of that nature. What are your plans to replace those loss units? As you indicated it was no big deal but Chicago I would think is a big market.

Michael Farka John Mustrom:
Yes, Chicago is a big market, we lost 150 charging stations, what it cost us to pay for those charging stations, and put them in the ground is a lot less then the liabilities that Janus had to assume in getting those units.

Let me ask you; I didn't mean to interrupt you sir, I'm sorry, go ahead.

Michael Farkas:
Netting it was an actually positive transaction for us. We won in either direction. If they would have ruled in our favor, and we would have had the units, but we would have had to have maintained those liabilities and all the issues that 350 had with those, with the Chicago grants and all those things, it now belongs to JNS so it also removes a lot of headaches on our part.

John Mustrom: Michael Farkas:	Let me ask you a question then. Being that you’re saying, it seems to me that you're happy that you lost. Correct me if I'm wrong. I am very happy.

John Mustrom:	And with that being said then why are you appealing? If you’re so happy why are you appealing? That’s my question.

Michael Farkas:
I'll tell you why I'm appealing. Because ultimately I still like to have a dominant position in marketplaces. Anywhere, in all business, they prefer not having competition or less competition out there and more fragmentation, less interoperability of networks. What we're trying to do is provide a service for EV owners, where you can charge where ever you are. By owning that network and owning that infrastructure, we're able to provide a service that we know of, that we can heist the right way for the EV owner, and to provide a full service. Having other networks in the area, sometimes it doesn't allow that to take place, it becomes confusing, because you have to carry to many RFID cards after this.

So to appeal, there are clients of ours that went along with this transaction and those are locations that we pride on being the sole provider to those vendors or those property owner partners. So those 150 locations themselves are not that monumental in the whole of things, 150 units compared to 13 thousand charging stations on a network. It's so inconsequential but now I got to start over. We have very limited exposure in Chicago right now, although now with the ECOtality purchase we have a lot more. So either way we won. I don't look at it as a loss, either way I got rid of more liabilities then it would take to replace it, but again, I have a competitor in the city.

John Mustrom:
What I understand from my due diligence and I followed both companies. Them and you, I actually own stock in both companies. Theirs and your and I guess looking at their background, their waffle, that's their back yard, so to speak, and they are in the electrical business. Where I look at you guys, you all are more like administrators, builders. I don't think I would see you out there wiring a car charging unit is what I’m trying to say.

Michael Farkas:
No, we are not the electrician like JNS is. JNS, they are electricians, that's their business, that’s the relationship that 350 had with them that they installed infrastructure. They are not owners and operators of a network of charging stations. They're now getting into it through this. We have developed this business, we've created a business, but on this type of model providing EV charging services, on a pay per use without having cars and batteries and all these other things, we are the inventor of that business model. So we've been here since 2009, JNS is an electrician. We own and operate our charging stations. That's what really differentiates us from pretty much everybody. We own what we operate. We receive a lion's share of the revenue stream derived from those units. That's our business model.

John Mustrom:	Well, you pretty much answered all of my questions, and I thank you for your time, and good luck to you.

Michael Farkas: Vanessa:	Thank you very much. And our next question comes from Damon Swenson. Please go ahead.

Damon Swenson:
Good afternoon, simple question here, as the demand for the electric charging market increases, from a real estate point of view, when we have units in let's say parking garages, or apartment complexes, will the, let’s say the revenue sharing with the real estate owners, how will that impact the net profit margins or the value of the stock in the future? Will it stay proportionate to where it is now, or will more prime real estate demand a higher percentage of the revenue stream?

Michael Farkas:
Our contracts are extremely long in term. We typically have 15 year contracts, which consist of five years with a two automatic five years extensions, which is rare, it depends on the geographical area and the legality,  if you’re allowed to have contracts longer then a certain term, as well as seven years with two automatic seven year extensions. We sign long term contracts so there's not much volatility in the percentage sharing between us and the property owner. So what we do expect is as more cars are sold, we expect the usage, the utilization rate of each and every unit to increase dramatically, and what does that mean? That means that we will recoup more of our money faster that we invested putting this infrastructure in that ground. And the more money we can generate, the more money we can put into the ground, putting in more infrastructure. And that's exactly how we look at this business. And as more cars are sold, it's all about the cars being sold, the good this is, I don't know if most people follow these numbers, they get months of, from the year over period of 600 percent from the prior year period of 300 percent of 500 percent. These are extreme growth rates. Again this is not a consumer product that's $50 $100 or an iPhone at $600. This is one of the most expensive purchases that people make in their lives besides their home, which is their car. It's going to take a little bit longer for uptake then it is for an iPhone or an iPad. But as these cars sell all you really have to do is look at the consumer reports of EV owners.

I was in a room full of guys and one guy drove a Tesla and I asked him are you ever going to buy an internal combustion engine car again? And he says no. And I have to tell you something, ask any EV owner if they’ll ever buy an internal combustion engine car again. So the beef of owners is just going to increase as more people buy. They are some of the most satisfied car owners in the history of automobile manufacturing are EVs. This is ground-breaking kind of things that we're talking about here. And as more and more people buy these things, what does it do? They need to fuel, and whether they have a charging station in their home, they drive to a certain areas; they're going to need to use our charging infrastructure.

It's now given that someone who’s just going to pill into a spot even though he may be three quarters charged or half charged and he just plugs in his car, because it's sitting there dormant anyway. What we're doing is now providing the service that you don’t have to go somewhere specific to go charge your car. You drive to a Walgreens, you plug your car in. You go to a Simon properties, you plug your car in. You go and park at Icon parking or Laz parking or Central parking; you tell the guy “Just plug my car in.” That's where we're going. So that everybody’s charged all the time. And what we’ve done is we’ve created the platform to be the biggest beneficiary of this industry. I’m going to tell you guys about, let's turn the clock back a hundred or so years ago, okay. We'll talk about a guy named Henry Ford; we’ll talk about a guy named John D Rockefeller. Henry Ford was selling cars; he needed to fuel these cars. So when he went to go sell cars, he called on his friend John D Rockefeller and he said to John D, “Do me a favor. I’m going to this area; I want to sell these cars. I need you to put a gas station over there.” And they built their businesses in tandem with each other. Rockefeller put his gas stations in and Ford sold his cars. And now that their infrastructure was in there, guess what? Chevy was selling their cars and Pontiac was selling their cars, and Buick was selling their cars. And then you had the foreign guys come in. But what happened? Who became the largest fortune built off of this growth? It wasn’t the Ford or GM, it was the Rockefeller fortune. It was standard oil. And that's the position we've put ourselves in; is to whoever sells the car, whether it's a Tesla, a Honda, a Kia, a BMW, or a Mercedes, no matter what, all those guys will be able to fill up at our stations, at our charging spots. That's the market that we've developed and we're going to continuously grow organically as well as through acquisitions.

Damon Swenson:	Thanks a lot.

Michael Farkas:	You're welcome.

Vanessa:	And our next question comes from Stan Sitzer. Please go ahead.

Stan Sitzer:
Hello this is Stan Sitzer with Portland General Electric in Portland Oregon. First I want to congratulate you on your acquisition. And I know you've got your hands full over the next few days but we'd like you to come out and visit Oregon as soon as possible and see the robust EV charging infrastructure we built here. It’s not only an ecosystem, but it's also a community of key point customers and we think you’d benefit from checking out what we’ve been doing here. I guess my question is you’re talking about 150 chargers in Chicago, 400 blank units up and running in Oregon, my question to you is, what are you going to do to ensure the consistent availability and reliability of those chargers in terms of maintenance and operation?

Michael Farkas:
I appreciate, it was nice meeting you yesterday in the hearing and I have to tell you it is of utmost importance to us to make sure that this network is maintained and working. I am right now, as we speak, in the ECOtality's headquarters that they have here in Phoenix. And my main concern is dealing with getting the people happy who work here. Bankruptcy is a very tough situation for people, people don’t know if they’re going to have jobs or what they’re doing. So I’m here right now just solidifying everybody, making sure and calming and comforting everybody and making sure that we’re going to have a network and making sure that we have the right people to maintain that network and not only just to maintain it but to change it and to build on it to make it better. There are a lot of things, you know, the last couple of months with this company they were going through some heartache, they knew that there were some issues, they were not in the growth mode but in the defense mode. That’s what we’re here are going to change. And our main concern, this is our main focus, is making sure that network is preserved, working, and going to be a better network in several months from now when we enhance it.

Stan Sitzer:
I appreciate your response. We see some of these projects where EV charging infrastructure wasn’t solved, started out as science experiments but now it has become a critical part of the transportation infrastructure of our state and others. So we appreciate your commitment to continuing with the reliable service in Oregon. Thank you.

Michael Farkas:
Excellent. One other thing that I want to add is, again each of these units they are connected and they are networked and again when a company goes through bankruptcy, there are issues. If any of you guys need a charging station in a certain area or see one that's not working, communication, that’s what I believe is the most important thing. Dealing with you guys in Portland, if there are issues and you see them, you let us know about them and we’ll fix them. This is not our first rodeo, we've done this before, we've bought three other companies. Our last transaction was quite a doozy and had a lot of units that weren’t working, we’re working towards getting them maintained, fixed, and operational. So we've got some experience in getting some of the units working when they haven’t been. Again the scale is much bigger, there are a lot more here and we're going to use the staff here at ECOtality as best as we can to maintain the network and grow the network.

Stan Sitzer:
You know I know you’ve got well over a hundred contracts with different property owners in Oregon with different equipment quick charging in level two. Are you planning on hanging on to every one of those contracts so that every one of those stations can continue to be operational? That’s my last question.

Michael Farkas:
We are not only looking to do that in Oregon, we’re looking to do that nationwide. We want to maintain every single one of those agreements; we want to work things out with every one of the property owners. We’ve got a good experience dealing with property owners just from the car charging side forget about the ECOtality side. Again Ecotality has a lot of units in the ground than we do but collective parking spots I would say we have a lot more at that car charging and integrating both of our businesses is going to be amazing because now we have the breadth of the network, thenetwork itself as well as all of our parking spaces. So it’s going to be a very interesting thing, but the most important thing for us is to maintain every single one of those units not only the physical unit but with the relationship with the property owners themselves.

Vanessa:	And thank you. Our next question comes from Wrickters, please go ahead. Mr. Durst your line has been opened, if you are muted on your end, could you please unmute.

Mr. Durst:
Oh thank you very much. Well again Stan just congratulated you and I’ll do the same thing. I just have one question though. Were you going to plan on continuing the EV project with the DOE? We have a number of sites that are partly in construction, some with permits and various stages of agreements with the property owners and I didn’t know if you were going to continue that work. I just want to get your comments on that.

Michael Farkas:
Yes, it is our intent to continue with all of that work; we do not want to let anything slip away. Everything that ECOtality worked on producing, we want to run with it. Again, if you have any, if you need any assistance, miscommunication, you can send me an email m d f at car charging dot com [inaudible 00:32:06] doing so. It is our intent to run with every single one of the projects, to fulfill the rest of the DOE obligations. Again we have a very substantial inventory of linked units as well as we have some Nissan units that are on the car charging side, we still have some charge point units in inventory and so on. It is our intent to get every single one of those units in the ground.

Mr. Durst:	Okay. That answers my question. What email address did you say you want to us send stuff to?

Michael Farkas:	If you need, m d f, that’s M as in Michael, D as in David, F as in Frank, at carcharging dot com.

Mr. Durst:	Okay. Alright, thanks very much.

Michael Farkas:	You’re welcome.

Vanessa:	And our next question comes from Dick Oborne, please go ahead.

Dick Oborne:
Hello Michael, we’re a green company with an administration in Washington at least gives lip services in our direction and I think I understand that you’ve done well in soliciting the systems from high level politicians in a previous democratic administration and of course it was a disaster but Solyndra did manage to get a half a billion dollars out of the government. Are we moving in that direction and are these supposedly high-priced guys doing anything for us?

Michael Farkas:
We, the chairman of our company is the former Governor of New Mexico and more importantly he was the Secretary of Energy. He is not just a high paid lip service, he is an intricate part of our business, he is our chairman. I don’t believe in paying people to do nothing, that’s me personally. That’s not my ilk. It just doesn’t work that way. You know, we are trying to get ourselves and we’ve always had car charging taking a position of not using government funds. We didn’t go after government grants, we believed in some of the tax credit scenarios. And being able to benefit off of that but we weren’t big on the government grants and our business model is not predicated on those government grants. To our acquisitions and for some of our own fallings and our own right we went ahead and received grants and we still have several grants available to us but this business will stand on its own feet whether the government is there or is not there and the reason is very simple, go drive an EV.

Go to your Tesla dealership, drive an EV. Go to your Nissan dealership and drive an EV. And when you drive these cars and you spend some time with these cars, the matter if Al Gore himself was our chairman it wouldn’t make a difference. The bottom line is not about a green effort, most people don’t realize this but this 25 Billion dollar electrification of the automobile program was not created under Obama, it was a George Bush thing. It was started by George Bush, it was enacted by George Bush, and President Obama was just the one who disbursed the funds. Most people don’t realize that but the entire program where Fitsthrough got their money and Telsa was after their money and Ford and Nissan got their money to electrify their automobiles, that was a Bush program. Most people don’t realize that and they use it for political and say “Hey the Republicans don’t like the green cars” and so on, but Colin Powell drives an EV and so does Al Gore. He runs and goes through party lines and I believe in this industry more importantly than Republican or Democrat, we don’t need the government to support us to build our business nor to maintain it.

Dick Oborne:	Okay. Alright, that’s great. Then second question, where are we in getting on one of the major exchanges?

Michael Farkas:	That’s a great question. We are working diligently to do so. As with every small company, it’s their desire to be listed on a national exchange and it’s our intent to do so as well.

Dick Oborne:	That doesn’t answer my question.

Michael Farkas:
I don’t have a crystal ball. All I can tell you is all of the things that are necessary in order for us to get listed we are working towards, I can’t give any timelines; as I mentioned I do not have a crystal ball, but all I can tell you is this transaction positions us much better to do so because of the equities that we’ve gained through this transaction. In addition, we have some financing that we’re doing that will alleviate any concerns that we have for getting listed on any national exchange. So all I can tell you is I can’t tell you when, I can’t tell you if, all I can tell you is me as the CEO of this company and as a founder, there’s nothing more that I want right now than to get listed.

Dick Oborne:	Okay. Thank you.

Vanessa:	And our next question comes from Matt Duroushe, please go ahead.

Matt Duroushe:
Hi, thank you. I have several questions here. I get your business model as an owner, operator of the charging units. Can you tell us who ultimately you’re depending on for the manufacturer and the supply chain of how it gets from the manufacturer to your ownership and installed and operational?

Michael Farkas:
Okay, that’s a great question. We currently purchase hardware from several different vendors. One of them is Charge Point, one of them is FemaConnect. We now own the Blink Network. We have some, I believe a couple of air environment units in our locations. And we have an amazing working relationship with some other vendors that we’re putting hardware in the ground with. We purchased the hardware from those vendors. We then go ahead and subcontract out the installation of the hardware. So we are the owner, we have a title to the charging stations, the car chargers that we put in the ground as of now.

That's in our model. All the units that we're putting in the ground, from the ECOtality purchase, those are ours, clearly ours. There is some question as to ownership of some of the units that are in the ground already but through our network and through our relationships and hopefully cultivating the relationships that we inherited from ECOtality, we'll be deriving a decent revenue stream from those units and having the revenue share on them. And that's it, we own the units, that's our model. It's to own the unit or at least have a revenue stream derived from those units. Does that answer your question?

Matt Duroushe:	Part of my question. Let's go to a company for example like GE Manufactures some of these charging units, do you buy from GE? Or is there a middleman between there or is GE now a competitor?

Michael Farkas:
GE is not a competitor. They are a hardware vendor. We are not going to focus on building hardware. We try to be more agnostic as the technology. We have purchased stuff from GE in the past; I don’t want to get too involved in that conversation. I can’t at this point in time.

Matt Duroushe:	Okay I do respect that. It leads into my next question however though. Where do you see with your company and the obstacles to integrate into the wireless charging system?

Michael Farkas:
That's an amazing question. When I envisioned this business in 2008 2009, I’m a technology junkie and I was very aware of certain wireless charging technologies that were being developed, some in MIT and elsewhere, and I knew that this industry was going to go wireless one day I knew it, it’s inevitable.

Matt Duroushe:                   I agree with you.

Michael Farkas:
And when we started our business, we went after the municipalities because I knew ultimately it’s going to be wireless, it’s going to be done in the streets; maybe not today, maybe not tomorrow, maybe not in the five years from now, because the infrastructures costs, but that's where it's going to end up going when our kids and grandchildren are driving cars. I have a 12 year old and a nine year old and an eight. So when my grandchildren are driving their cars, for sure it’s going to be wireless charging, there’s no question about it. We have patents at car charging, nothing to do with ECOtality in regards to that wireless charging, we try to stay agnostic as to the frequencies that they’re going to use to move that charging.

The way the patent on the design of a wireless charging bumper that is prevalent in every single parking facility you see all over the world. It looks like the concrete block you rest your front wheels so you don’t hit the building in front of you or go over a cliff or something like that. We designed that, we patented that design that you could put in any technology, anything into that bumper and transfer the electricity wirelessly. So we do believe in that marketplace, we have exposure in that marketplace. But remember something, the physical location whether it's on the street and that’s why we have a lot of contracts with municipalities, whether it's in a parking bumper, you need a physical location, and that's in our model. It’s not going to invest in technology but to invest and get as many locations as possible with a physical place where cars are going to need to charge. So we'll take advantage of the industry whether it's wireless or fixed charging as long as we have the location which has been our focus and that’s why we have been able to acquire some of our competitors and them not acquire us.

Matt Duroushe:	So wireless or plug in, in your model it doesn’t matter. You have [inaubdible 00:42:31]

Michael Farkas:
In America, they’re not going to be pulling up the street quite some time because of the cost. So when wireless charging takes off it’s going to be done in the physical location. You’re not going to have to plug in your car. You’ll pull your car into the spot.

Matt Duroushe:                   That's true.

Michael Farkas:
When we have that spot it doesn't make a difference if it’s wire or wireless because that's the spot you need to charge your car on and the technology doesn’t make it different because that’s the physical location that they need to be in.

Matt Duroushe:
Okay. Fairly different direction. Looking at some financial results for the period ending June 30th of 2013 with decreased revenue, decrease in sales, increase in compensation, expenses and interest expenses, could you comment on what that's all about? Is that an ongoing thing? I mean that’s something tandem, but actually I saw with ECOtality, that the concern with?

Michael Farkas:	I'm sorry; I have a hard time hearing. Can you repeat that question again please?

Matt Duroushe:	Look at the results for your second quarter.

Michael Farkas:	Okay.

Matt Druoushe:	Revenue's decreased by 61 percent, sales decrease by 94 percent that quarter, they had a large compensation increase, and interest expenses increased.

Michael Farkas:
Okay, very simply, yes, very simply. We've had periodic hardware sales its not really our model and it sometimes feud with our revenues look like so that is because of the fact that we didn’t have certain hardware sales from the prior quarter or the prior year period. Again, that's not our main business hardware sales it does happen that because of our cost in hardware we were able to get discounted hardware then pass it along to other vendors or other users. That's neither here nor there. Obviously we would like to maintain hardware sales but it’s not our business, we're a service provider.

Matt Duroushe:	So that sale decrease by 94% you're telling me from hardware sales and not sales of the charging service?

Michael Farkas:
That is correct. Our charging services that we have on a monthly basis were probably increasing, I don’t want to give you specific numbers but let’s say nine to ten percent per month, so there’s no question about our EV charging services business is increasing monthly. In regards to the compensation for employees, compensation in general, I have to tell you I’m the guilty party, I have a warrant package where certain warrants as mine expired and by my employment contract they were reissued, not lower but at a premium to the marketplace. That was me. Bottom line, it wasn’t a net effect of zero because you don’t have the tax benefit when the warrants expire, it only shows when they’re issued. So a lot of those compensation was to me for options that I would have to expire and put money into the company for them to have a benefit off of so it looks to be a bit excessive but it was just a replacement for the same equal amount of warrants that I had prior to that.

Matt Duroushe:                   Okay. Well thank you for letting me put you on the spot like that.

Michael Farkas:	Not a problem. I'm a CEO and I believe in transparency. I think it's very important no matter what the question is that shareholders have a right to ask.

Male Speaker 1:	Ladies and gentlemen, we have time for one more question from the audience please. Our last question, thank you.

Vanessa:	And thank you. Our last question comes from Rob Scanal, please go ahead.

Rob Scanal:
Hi Michael. Congratulations on the acquisition. Mine's more of a I’ll say, macro question for our company. When you had your comment on let’s say a longer uptake which I agree wholeheartedly with, so many companies have been in the right space at a wrong time or too early, hence my question, what generally, if you can be specific, is our burn rate and how long should we be confident PCGI has enough money until we really ramp up? And we wouldn't have to, whether be by loan or equity, we wouldn't have to dilute or ask for a loan and it could stand on its own?

Michael Farkas:
Yeah, that's a question I ask myself everyday. And I've analyzed businesses and companies, I'm 42 in February. And I've been working on Wall street since my midteens, 16, 17 years old, I’ve raised money for a living, that's what I did before I got into this business. I was a stockbroker and I raised capital as an investment banker and I would mainly focus on MNA. But bottom line is, many companies have that issue. 350 Greens had that issue, ECOtality had that issue, Bean charging had that issue, and there are many companies that litter the streets across the board that have those issues. What I’ve always known is that there’s going to be in this industry a lot of people who are going to throw money on the ground they’re not going to know what they’re doing and their focus is going to be wrong. And we’ve been able to take advantage of those opportunities. I through my experiences and my relationships, I have access to capital that’s what allowed us to buy these guys instead of them buying me.

I am fully committed to this transaction whether it takes a year or two years or five years but ultimately I know these charging stations are going to stand on their own two feet. I see from numbers and I’m not saying that every charging station is like this because I have charging stations that don’t get any usage at all but I have charging stations that can pay themselves off and show a very very nice revenue stream. And all its going to take is for more cars to come out there for them to use these charging stations and we’re going to go from an environment having to use equity to finance our growth to being able to use debt to finance our growth and not have much dilution. We’re just not there yet. I believe that in 2015 were going to have a tipping point. I don’t know if it’s in the beginning of the year or the mid of the year but I think we’re going to see enough cars on the road, Cadillac’s, BMW’s, Mercedes, Volkswagen’s, Kia’s, Hyundais, Chevy’s, Buicks, that the utilization rates are going to increase dramatically.

We're not that far, we're not there today but were not that far. In certain areas like San Francisco we have major EV presence out there, there are charging stations that are making money and once we have more cars in other areas, and more cars in those areas as well, there’s no question about when you look at the model of how much money you can charge for the use of this electricity, there is without a question a business sense and it makes a lot of financial sense. It’s just going to take some time, it's not tonight, it's not today, but it'll happen. Guys, one of the things that we all have to look at is, who are our natural customers? Who are our potential customers? And one thing that we can all say without any doubt is if you look at every single stock market or BORSA nationwide, the most valuable companies on those exchanges are oil companies. No matter where you are you may have an Apple once in a while or a company that bucks that trend but across the world the most valuable companies are oil companies. That’s what we're replacing. So the potential here is astronomical.

To say that we're going to be the world leader, I can’t say that, I don't have a crystal ball as I mentioned earlier, but I know that what we've done by locking down locations for 15, 21 years, by acquiring some of our competitors, we are best position to take advantage of the change over from internal combustion engine cars to electric. And I have seen different studies across the borders from zero uptake to 80 percent closing vehicles in the marketplace within 20 years or so 20, 25 years. We believe there’s going to be a huge uptake, we believe that the laws that are on the books and records of states, California passing, New York passing, you need to go ahead and have 20 percent of parking spots that you are now developing have access to electricity and infrastructure available for the electrification of those parking spaces.

You have states like California and many others that are following that are demanding certain things, called compliance cars, where they have to be electric cars being sold. We see in certain states that number’s going to be 10 and 15 percent of the fleets. If it's just what the government is mandating, this business is going to be phenomenal. And I believe that once people are pushed to the direction of realizing what EV's are, they’re not going to need to be compliance cars by the governments, there’s not going need to be rules to make this happen because the market's going to dictate it. And we car charging now with ECOtality is the best position to take advantage of the switch over from internal combustion engine cars to EV's. Everyone, thank you very much. I appreciate you for your time.

Vanessa:	And thank you ladies and gentlemen, this concludes today's conference. Thank you for participating, you may now disconnect.